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
        PRELIMINARY COPY                    EXHIBIT 99.2
AS FILED WITH THE SECURITIES AND
     EXCHANGE COMMISSION ON
        OCTOBER 2, 1997


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                             CAIRN ENERGY USA, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                NOVEMBER 5, 1997



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Cairn Energy USA, Inc. ("Cairn") hereby appoints Michael R.
Gilbert and Susan H. Radar, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of Cairn that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Cairn to be held on November 5, 1997, at 10:00 a.m., Dallas time, at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue,
29th Floor, Dallas, Texas, in the Henry Gilchrist Conference and Training
Center, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated October 6, 1997:


(1) Proposal to approve and adopt the Agreement and Plan of Merger dated July 3, 1997, among The Meridian Resource Corporation ("TMRC"), C Acquisition Corp., a wholly-owned subsidiary of TMRC ("Sub"), and Cairn, pursuant to which Sub will merge with and into Cairn and each outstanding share of Cairn Common
    Stock will be converted into the right to receive 1.08 of shares of TMRC common stock, $.01 par value.

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
FOR  AGAINST  ABSTAIN
[ ]    [ ]      [ ]

(2) To consider and take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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
        PRELIMINARY COPY                    EXHIBIT 99.2
AS FILED WITH THE SECURITIES AND               CONTINUED
     EXCHANGE COMMISSION ON
        OCTOBER 2, 1997


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This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the Joint Proxy Statement/Prospectus dated October 6, 1997, is hereby acknowledged.


                                         ---------------------------------------

                                         ---------------------------------------
                                         Signature of Stockholder(s)

                                         Please sign your name exactly as it
                                         appears hereon. Joint owners must each
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give your full title
                                         as it appears thereon.

                                         Date:

       ----------------------------------------------------------------------- ,
                                         1997.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

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